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                                                                    EXHIBIT 99.1

 PROXIM CORPORATION TO ACQUIRE AGERE SYSTEMS' WIRELESS LAN EQUIPMENT BUSINESS,
                     INCLUDING ITS ORiNOCO(R) PRODUCT LINE

    - TRANSACTION EXPANDS PROXIM'S LEADERSHIP POSITION IN WIRELESS NETWORKING INFRASTRUCTURE

    - WARBURG PINCUS AND BROADVIEW CAPITAL TO INVEST IN PROXIM IN SUPPORT OF THE ACQUISITION

    - SALE WILL ALLOW AGERE TO SHARPEN STRATEGIC FOCUS ON 802.11/Wi-Fi(TM) COMPONENTS


SUNNYVALE, Calif. and ALLENTOWN, Pa. -- June 17, 2002--Proxim Corporation (Nasdaq: PROX), a leading manufacturer of wireless networking equipment, and Agere Systems (NYSE: AGR.A, AGR.B), the world leader in communications components, today announced that Proxim has agreed to acquire the 802.11 wireless local area network (LAN) equipment business of Agere Systems, including its ORiNOCO product line, for $65 million in cash.

With the addition of ORiNOCO, Proxim will be the premier wireless equipment company with leadership positions in 802.11 enterprise LAN, public wireless access, distributed broadband and carrier-grade wireless backhaul systems markets. Under the agreement, Proxim will acquire assets primarily used by Agere in its wireless LAN equipment business, including a broad offering of wireless LAN products used in homes, small offices, enterprises, service providers and outdoor environments. Agere will retain its 802.11/Wi-Fi chips, modules, and cards business, representing the majority of Agere's total Wi-Fi business. The sale will allow Agere to sharpen its focus on providing Wi-Fi component solutions for the emerging wireless computing, networking and entertainment markets.

"This transaction provides the scale, scope and depth that will allow us to continue our consolidation of the wireless infrastructure business, and to fulfill our vision of integrated wireless connectivity from the core network to devices in a home, office or public space," said Jonathan Zakin, Proxim Corporation Chairman and Chief Executive Officer. "Upon closing of this transaction, we will provide investors with the broadest wireless pure play in the industry."


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The transaction enables the company to immediately realize revenues from the world's largest installed user base of 802.11b infrastructure, which can in turn be upgraded to 802.11a technology over time. It also allows Proxim to accelerate revenues in the wireless WAN business by two quarters or more with a complete product line for the low-end bridging and last mile access markets. As a result, the company expects the transaction to be accretive in the first full operating quarter following the close. Agere and Proxim anticipate closing the transaction within 60 days, subject to regulatory approval and other customary closing conditions.

"In terms of positioning, customer base, technology portfolio and talent, this acquisition brings Proxim to the forefront of the wireless networking infrastructure businesses," said David King, Proxim Corporation President and Chief Operating Officer. "With ORiNOCO, we obtain market leadership in 802.11b Wi-Fi enterprise network equipment, which complements Proxim's leadership position in 802.11a WLAN solutions. In addition, ORiNOCO gives us a blue-chip strategic alliance portfolio as well as industry leadership in the growing WLAN public access `hot spot' market."

Agere and Proxim have also agreed to enter into a three-year strategic supply agreement under which Agere will provide chips, modules and cards to Proxim, a license agreement for Agere technology used in the ORiNOCO business and a broad patent cross-license agreement for their respective patent portfolios including settlement of the pending patent-related litigation between the two companies. Agere's new strategic supply agreement with Proxim represents a new engagement with a leading wireless LAN equipment provider.

Agere developed key technology that led to the evolution of 802.11, and today is the leading provider of wireless data solutions to all of the world's major PC makers. The company will continue to provide wireless data chips, modules and cards for this market segment. Going forward, Agere intends to deliver Wi-Fi components that will help reduce costs for customers so that they can deploy this technology in a wide range of high-volume computing, networking and entertainment markets.

"The sale will allow us to strengthen our relationships with key customers and sharpen our strategic focus on our core Wi-Fi chip business," said Ron Black, executive vice president of Agere's Client Systems Group. "Our Wi-Fi components are fundamental to meeting the growing demand for increased wireless data connectivity. Today's action is a solid step forward in realizing our vision for ubiquitous, wireless broadband access at home, at work, and on the go."

WARBURG PINCUS AND BROADVIEW CAPITAL PARTNERS TO INVEST IN PROXIM

Warburg Pincus and Broadview Capital Partners have agreed to collectively invest $75 million in Proxim to finance the acquisition. "We are excited about Proxim's strategy to build the business and the impact the ORiNOCO acquisition will have upon accelerating the company's roadmap," said Larry Bettino, a Warburg Pincus Managing Director. "We support the vision of the Proxim management team and are firm believers in the compelling prospects of the wireless equipment market."

The two investors will be issued convertible preferred stock in the amount of approximately $41 million, with a conversion price of $3.06 per share. The remaining $34 million of the investment


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will be in the form of a note that will convert, upon stockholder approval, into additional shares of the convertible preferred stock. Additionally, the investors will be granted warrants to acquire 12,271,345 shares of common stock for $3.06 per share. A portion of the warrants will be conditioned upon receipt of stockholder approval. Upon stockholder approval, the preferred stock and warrants issued to Warburg Pincus and Broadview are expected to represent approximately 28% of Proxim's outstanding common stock on an as-converted and as-exercised basis.

Within three months of the closing of the transaction, Proxim plans to call a special stockholders' meeting to approve the conversion of the convertible note and issuance of conditional warrants.

Proxim's largest stockholder, affiliates of Ripplewood Holdings LLC, and Jonathan Zakin, Proxim's Chairman and Chief Executive Officer, have agreed to vote their shares of common stock in favor of these proposals at the special stockholders' meeting. They currently have the power to vote approximately 32% of Proxim's outstanding common stock.

Broadview International LLC served as financial advisor to Proxim in its negotiations with Agere. Credit Suisse First Boston Corporation served as financial advisor to Proxim in its negotiations to secure the acquisition financing. JP Morgan served as financial advisor to Agere.

CONFERENCE CALL/WEBCAST INFORMATION

Proxim Corporation and Agere Systems will each host teleconferences today to discuss the sale. Proxim's teleconference will be available live and via replay through Proxim's Web site at http://www.proxim.com. Agere's teleconference will be available live and via replay through Agere's Web site at http://www.agere.com. The minimum requirements to listen include sound capabilities on your personal computer and installation of RealPlayer software available at no cost for Windows 95/98, Windows 3.1, Windows NT, Macintosh, and UNIX systems from Real Audio, www.real.com.

CONFERENCE CALL INFORMATION FOR PROXIM CORPORATION

Today's call begins at 8:30 am EDT/5:30 am PDT

Dial-In Information:
To listen to the conference call via telephone, dial 913-981-4910 at least five minutes prior to the scheduled start time.

Additionally, the conference call will be available on a recorded telephone archive by calling toll free 888-203-1112 and entering pass code 747653, beginning Monday, June 17, 2002 at Noon, EDT until 8:00 PM EDT on Thursday, June 20, 2002. For international callers, the recorded telephone archive is available by calling the following toll number: 719-457-0820 and entering pass code 747653.

ABOUT AGERE SYSTEMS

Agere Systems is the world's leading provider of communications components. The company delivers integrated circuits, optical components and subsystems that access, move and store network


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information. Agere's integrated solutions form the building blocks for advanced wired, wireless and optical communications networks. The company is a leader in providing integrated Wi-Fi solutions for PC manufacturers, as well as in storage solutions with its read-channel chips, preamplifiers and system-on-a-chip solutions. More information about Agere Systems is available from its Web site at http://www.agere.com.

AGERE'S FORWARD-LOOKING STATEMENTS

This release contains forward-looking statements based on information available to Agere as of the date hereof. Agere's actual results could differ materially from the results stated or implied by such forward-looking statements due to a number of risks and uncertainties. These risks and uncertainties include, but are not limited to customer demand for our products and services, control of costs and expenses, timely completion of employment reductions and other restructuring and consolidation activities, price and product competition, keeping pace with technological change, dependence on new product development, reliance on major customers and suppliers, availability of manufacturing capacity, components and materials, general industry and market conditions and general domestic and international economic conditions including interest rate and currency exchange rate fluctuations. For a further discussion of these and other risks and uncertainties, see our annual report on Form 10-K for the fiscal year ended September 30, 2001, and report on Form 10-Q for the period ending March 31, 2002. Agere disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

ABOUT PROXIM

Proxim Corporation, the company created by the merger between Proxim, Inc. and Western Multiplex Corporation, is a leading manufacturer of wireless networking equipment, securely connecting networks within buildings as well as between locations. Proxim's complete line of high-speed fixed wireless solutions and wireless local area networks (LANs) provide enterprises, service providers and consumers with unprecedented network capacity and mobility. Primary applications for the company's products include mobile/wireless backhaul, fiber extension/redundancy, enterprise/campus LAN bridging, in-building LANs, last mile access and small office and home networking. For the Proxim Corporation Investor Information Service, call toll free at 877-996-8947. The company's website is www.proxim.com/newproxim.

ABOUT WARBURG PINCUS

Warburg Pincus is one of the largest private equity investment firms in the world. Working in partnership with management teams, Warburg Pincus has taken an active role in building businesses, including companies such as RenaissanceRe Holdings Ltd. (NYSE: RNR), Dime Bancorp, Inc. (NYSE: DME), Mellon Bank Corporation (NYSE: MEL), Knoll, Inc., BEA Systems (Nasdaq: BEAS) and VERITAS Software Corp. (Nasdaq: VRTS) and Level One Communications (acquired by Intel). Since 1971, Warburg Pincus has invested approximately $12 billion in 450 companies in 29 countries. The firm currently has $10 billion under management, with more than $7 billion available for investment in a range of industries including: communications, information technology, media, financial services, healthcare, life sciences and natural resources. Throughout its 35-year history in private equity, Warburg Pincus has invested at all stages of a company's life cycle, from founding start-ups and providing growth


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capital to leading restructurings, recapitalizations and buy-outs. Further information is available at www.warburgpincus.com.


PROXIM'S FORWARD-LOOKING STATEMENTS

This press release includes forward-looking information and statements that are subject to risks and uncertainties that could cause actual results to differ materially. These statements are often identified by words such as "expect," "anticipate" and "intend."

Statements regarding the expected benefits of the acquisition of Agere's wireless LAN equipment business, including statements regarding Proxim's enhanced competitive position, the ability of Proxim to leverage the strength of its technologies, products, sales and research and development expertise and management team, and Proxim's expected financial performance are subject to the following risks: that expected synergies will not be achieved; that the businesses will not be integrated successfully; that acquisition costs will be greater than expected; the inability to identify, develop and achieve success for new products, services and technologies; increased competition and its effect on Proxim's pricing and need for marketing; the inability to establish or renew relationships with commerce, advertising, marketing, technology, and content providers, including those to Agere's wireless LAN equipment business; and to the general risks associated with the companies' businesses. For risks about Proxim Corporation's business, see Western Multiplex' registration statement on Form S-4 filed on February 25, 2002, its Form 10-K for the year-ended December 31, 2001 and subsequent Forms 8-K, Proxim, Inc.'s Form 10-K for the year-ended December 31, 2001 and subsequent Forms 8-K, and other SEC filings and Proxim Corporation's 10-Q filed on May 13, 2002. The terms of the asset purchase agreement, the financing agreement and the preferred stock and convertible notes described in this press release are more fully described in a Form 8-K to be filed by the Company not later than June 18, 2002.

FURTHER INFORMATION

            Proxim will be filing with the SEC a proxy statement that will be mailed to Proxim's stockholders. The proxy statement will contain important information about Proxim, the financing of the acquisition and related matters, and will solicit proxies in connection with a special meeting at which Proxim's stockholders will be asked to approve the conversion of the acquisition financing indebtedness into shares of Series A preferred stock and warrants and the ability of the investors to acquire more than 19.9% of Proxim's common stock on conversion or exercise of these shares. Investors and security holders will be able to obtain free copies of these documents through the web site maintained by the U.S. Securities and Exchange Commission at http://www.sec.gov. In addition to the proxy statement, Proxim files annual, quarterly, and special reports, proxy statements, and other information with the Securities and Exchange Commission. You may read and copy any reports, statements, and other information filed by Proxim at the SEC public reference rooms at 450 Fifth Street, N.W., Washington, D.C. 20549 or at the Commission's other public reference rooms in New York, New York and Chicago, Illinois. Please call the Commission at 800/SEC-0330 for further information on public reference rooms. Proxim's filings with the Commission are also available to the public from commercial document-retrieval services and the website maintained by the Commission at http://www.sec.gov. The proxy statement and these other documents may also be obtained free from Proxim.

            Proxim and its respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Proxim in favor of the approval of the acquisition financing indebtedness into additional shares of Series A convertible preferred stock and to approve the ability of these investors to acquire stock for more than 19.9% of Proxim's currently outstanding common stock on conversion and/or exercise of those securities. The directors and executive officers of Proxim and their beneficial ownership of Proxim common stock are set forth in the proxy statement for the 2002 annual meeting of Proxim. Stockholders of Proxim common stock may obtain additional information regarding the interests of the foregoing people in the acquisition financing by reading the proxy statement when it becomes available.



CONTACT:
Karen J. Novak
Proxim
408-542-5282
knovak@proxim.com

JoAnna Schooler
Agere Systems
908-508-8234 (office)
908-872-32-11 (cellular)